Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated February 22, 2018 for the William Blair Funds in the Registration Statement (Form N-1A) of William Blair Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 124 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463).

/s/ Ernst & Young LLP

Chicago, IL

April 26, 2018